UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2017

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Hamilton Street, Suite 200 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Form of Indemnification Agreement. On July 21, 2017, the Board of Directors (the “Board”) of CrossAmerica GP LLC, the general partner (the “General Partner”) of CrossAmerica Partners LP, a publicly traded Delaware limited partnership (the “Partnership”), approved a new form of standard indemnification agreement (each, an “Indemnification Agreement”) for use with each of the members of its Board and certain of its officers (the “Indemnitees”).

Pursuant to the Indemnification Agreements, the Partnership agrees to indemnify the Indemnitees against all expenses, liability and loss, subject to certain limitations, arising out of their respective duties with the General Partner. The Indemnification Agreements provide indemnification in addition to the indemnification provided by the Limited Liability Company Agreement of the General Partner, the First Amended and Restated Agreement of Limited Partnership of the Partnership, each as amended, insurance and applicable law. Among other things, the Indemnification Agreements expressly provide indemnification for the Indemnitees for expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by each of them in connection with certain legal, administrative, regulatory or investigative proceedings (each, a “Proceeding”), subject to certain exclusions. The Indemnification Agreements also provide for indemnification of expenses actually and reasonably incurred by Indemnitee or on his or her behalf in connection with a Proceeding in the right of the Partnership, but only if the Indemnitee is not finally adjudged to be liable to the Partnership. In addition, the Partnership has agreed to advance expenses, subject to certain limitations, incurred by Indemnitees in connection with any Proceeding to which they are a party or are threatened to be made a party as a result of their respective duties with the General Partner. In the event an Indemnitee believes it was not properly indemnified by the Partnership as described above, such Indemnitee is entitled to request that the Delaware Court of Chancery adjudicate the matter and the Partnership is required to advance the Indemnitee the fees for such an action.

Item 7.01     Regulation FD Disclosure.

On July 26, 2017, the Partnership issued a press release announcing that the Board of Directors of its general partner had approved a quarterly distribution of $0.6225 per unit attributable to the second quarter of 2017 (annualized $2.49 per unit), representing a 0.8% increase in the Partnership’s cash distribution per unit from $0.6175 per quarter ($2.47 per unit annualized) paid with respect to the first quarter of 2017 and a 3.3% increase compared with the distribution per unit attributable to the second quarter of 2016. The distribution attributable to the second quarter is payable on August 14, 2017 to all unitholders of record on August 7, 2017.

The information in this Item 7.01 is being furnished pursuant to Regulation FD. The information in Item 7.01 and Exhibit 99.1 of Item 9.01 of this report, according to general instruction B.2., shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report that the Partnership chooses to disclose solely because of Regulation FD.

Item 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.   The information set forth in the attached Exhibit 99.1 is being “furnished” to the Securities and Exchange Commission and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description
99.1	Press Release dated July 26, 2017, regarding the declaration of a unit distribution

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Giovanna Rueda
	Name:	Giovanna Rueda
	Title:	Director, Legal Affairs and Corporate Secretary

Dated: July 26, 2017

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release dated July 26, 2017, regarding the declaration of a unit distribution